Exhibit 10(i)


                 THE QUAKER ELIGIBLE EARNINGS ADJUSTMENT PLAN
          (As Amended and Restated Effective as of November 1, 1996)

The Quaker Eligible Earnings Adjustment Plan, formerly "The Quaker Deferral Adjustment Benefit Plan" (the "Plan"), maintained by The Quaker Oats Company (the "Company"), is amended and restated effective as of November 1, 1996 and is intended to be an unfunded plan maintained primarily to provide deferred compensation for a select group of highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and is also intended to comply with Reg.
Section 2520.104-23 under ERISA. The Plan is intended to provide benefits to certain Members of The Quaker Retirement Plan, as amended and restated from time to time (the "Retirement Plan"), who (I) participate in the Deferred Compensation Plan for Executives of The Quaker Oats Company the ("Deferral Plan"), and whose benefits under the Retirement Plan will be reduced because the amounts deferred and credited under the Deferral Plan are not considered earnings for purposes of the Retirement Plan; and/or (II) earn annual compensation exceeding the limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and whose benefits under the Retirement Plan will be reduced because Code
Section 401(a)(17) limits the amount of annual compensation which may be considered earnings for purposes of the Retirement Plan.

The Company hereby formalizes the terms and provisions of the Plan as follows:

1. Each term used in this Plan and also used in the Retirement Plan shall have the same meaning herein as under the Retirement Plan.

2. If, and so long as, a Member (or the Qualified Spouse or other beneficiary of a former Member) shall be entitled to receive benefits under the Retirement Plan, the benefit payable under this Plan shall be based on the amount equal to (a) minus (b) determined as follows:

     (a) The Member's accrued monthly pension benefit (as calculated under the Retirement Plan), and any additional benefits distributed upon termination of the Retirement Plan, payable as a straight life annuity, that would otherwise have been payable under the Retirement Plan with the following adjustments: (I) without regard to the limitation on benefits imposed by Code Section 415; (II) including amounts deferred under the Deferral Plan as earnings at the time of deferral; and (III) without regard to the compensation limit imposed by Code Section 401(a) (17).

     (b) The Member's accrued monthly pension benefit under the Retirement Plan as a straight life annuity, and any additional benefits distributed upon termination of the Retirement Plan, plus the amount payable under The Quaker 415 Excess Benefit Plan paid on a monthly basis and as a straight life annuity.

3. Except as provided in Section 4, the benefit payable as determined in accordance with Section 2 shall be paid on the same terms and conditions, in the same form, and at the same times, as would have been paid under the Retirement Plan if the limitations referred to in Section 2(a) did not exist.

4. Subject to the approval of the Administrator, a Member may elect to have his entire benefit under this Plan paid in the form of an actuarially-equivalent lump sum (instead of the annuity forms contemplated by Sections
     2) as soon as practicable after his benefit under the Retirement Plan commences to be paid, or if he should die prior to such commencement, as soon as practicable after his death, if all of the following conditions are satisfied:

     (a) The Member's election to receive his benefit in the form of a lump sum is submitted in writing to the Administrator at least twelve (12) months prior to the day he ceases active employment with the Company; provided, however, that a Member who submits his lump sum election no later than 45 days after the Company makes its first general notification to employees of the availability of the lump sum form of payment under this Plan, shall be deemed to have satisfied the requirements of this paragraph (a) if he submits his election at least 15 days before the date his active employment ceases.

     (b) The Member also elects payment in the form of a lump sum under all other non-qualified defined benefit pension plans maintained by the Company in which the Member participates, including but not limited to The Quaker 415 Excess Benefit Plan and The Quaker Supplemental Executive Retirement Program.

     (c)  The election is submitted on a form prescribed by the Administrator.

     A Member may revoke his election under this Section 4, but no such revocation will be effective unless it has been submitted in writing to the Administrator at least 12 months before the Member ceases active employment. In addition, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee" and the "Board") in its sole discretion may accelerate payment of any Member's benefit under this Plan to such Member, his Qualified Spouse or his Beneficiary at any time (regardless of his employment or retirement status), whether alone or as part of a more general distribution. Any such accelerated payment shall be in whatever form the Compensation Committee determines, including but not limited to a lump sum, provided that the benefit paid in such accelerated form shall be the actuarial equivalent of the Member's benefit as of the date distribution commences. Any such acceleration must be for reasons of individual hardship, death, changes in tax laws or accounting principles, or any other reasons which negate or diminish the continued value of benefits under this Plan to its Members or their Qualified Spouses and beneficiaries or to the Company, as determined by the
     Compensation  Committee  in its sole discretion.   For  purposes  of  this
     Section 4, actuarial equivalence shall be determined using interest and mortality assumptions consistent with those set forth in the Retirement Plan, except that in the event of a lump sum payment, actuarial equivalence shall be determined on the basis of the interest rate and mortality assumptions prescribed by Section 417(e) of the Internal Revenue Code (as amended by the Small Business Job Protection Act of 1996), using the 30-year Treasury rate published for the third month preceding the month that contains the Member's benefit commencement date.

5.   A "Change in Control" shall be deemed to have occurred if:

     (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that this paragraph
          (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) during any period of 24 consecutive months (not including any period prior to November 13, 1996), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a),
          (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d)(1) or (d)(2); or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

          (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

     In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "director of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger on consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2), (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

6. The Company may enter into a contract with any Member who is projected to be entitled to receive benefits under this Plan, or with any Member (or any Qualified Spouse or other beneficiary) who is entitled to receive benefits under this Plan, stipulating the terms and manner of payments to be made under this Plan, but the entitlement of such a person to receive benefits under this Plan shall not be conditioned upon the entering into of such a contract prior to the entitlement to benefits under the Plan.

7. This Plan shall not be a funded plan, and the Company shall not set aside any funds, or make any investments, for the specific purpose of making payments under this Plan, that would make the Plan considered funded under ERISA. Any payments hereunder shall be made out of the general assets of the Company. The Company may transfer funds to and may make payments through any trust which it deems to comply with the preceding, in order to meet its obligations under this Plan.

8. The Company, by action of its Board or the Executive Committee thereof, shall have the right at any time to amend this Plan in any respect or to terminate this Plan; provided, however, that such amendment or termination shall not reduce the benefits payable under this Plan below the benefits to which any person would have been entitled hereunder at the time of such amendment or termination.

9. Except as otherwise provided herein, the Company shall administer this Plan and shall have the same powers and duties, and shall be subject to the same limitations as are set forth in the Retirement Plan.

10. The interest of any Member and the interest, if any, of any Qualified Spouse or other beneficiary of any Member may not be assigned or alienated either by voluntary or involuntary assignment or by operation of law.

11. Neither this Plan nor any of its provisions shall be construed as giving any Member a right to continue in the employ of the Company.

12. Subject to the provisions of Section 8, this Plan shall terminate when the Retirement Plan terminates.

IN WITNESS WHEREOF, this plan is executed by a duly authorized officer of the Company.

                                   THE QUAKER OATS COMPANY

March 5, 1997                      By:  /s/Douglas J. Ralston
                                  Its: Senior Vice President